Exhibit 10.22

JOINT DEVELOPMENT/LIMITED AGENCY AGREEMENT

This Agreement ("Agreement") is entered into effective this 29th day of October 2012, by and between N-Viro International Corporation ("N-Viro"), a Company incorporated under the law of United States of America and, and Hong Heng Energy (HK) Co., Ltd., a Company incorporated under the laws of China ("HHE").

Recitals

WHEREAS, N-Viro uses certain patented, proprietary and/or unique processes to stabilize and disinfect municipal biosolids and other organic waste products into usable beneficial reuse products.  These processes (collectively the "N-Viro Process") stabilize organic waste and renders it inert, leaving a product with good handling characteristics and suitable for beneficial reuse.  The N-Viro Process also includes advanced drying and product formulation to produce both advanced agricultural products as well as a solid fuel product.

WHEREAS, N-Viro wishes to develop projects within China and other areas of Asia that will utilize one or more N-Viro process.

WHEREAS, HHE desires to identify one or more areas within China and perhaps elsewhere within Asia to foster the development of a facility or facilities incorporating one or more N-Viro process, and N-Viro is agreeable to enter into an agreement with N-Viro regarding the same.

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

ARTICLE 1

DEVELOPMENT TERRITORY; LICENSE RIGHTS

Section 1.1 Territory.  N-Viro hereby grants to HHE as set forth herein, and HHE accepts, the right to act as a project developer for the purpose of identifying, negotiating and finally developing and building facilities ("Facilities") incorporating the N-Viro Process within the country of China.  HHE shall use all reasonable good faith efforts to identify opportunities within China, identify joint venture partners, plan, coordinate, build and develop Facilities in the Territory in conjunction with N-Viro, as appropriate.  HHE will use existing and new contacts to gauge interest in the proposed project(s), and facilitate the negotiation of definitive arrangements among all the parties, including N-Viro.

Section 1.2 Agency of N-Viro Process.

(a) Grant of Limited Agency.  Subject to the terms and conditions of this Agreement, N-Viro hereby grants to HHE, and HHE accepts, a non-exclusive agency except as provided herein.  This non-exclusive agency permits HHE to engage in preliminary sales, marketing and development efforts, subject to final agreement, for the use the N-Viro Process and any related intellectual property (collectively the "N-Viro IP") in projects developed and then operated hereunder.  It is expressly understood that HHE shall not have the power to bind N-Viro in any way, and that a project-specific definitive agreement and/or license agreement will be negotiated and agreed-upon for each facility.  HHE is granted no right to license or sublicense the N-Viro IP and any such attempted sublicense shall immediately terminate this Agreement.

(b) Acknowledgment of Ownership.  HHE acknowledges and agrees that the N-Viro is the sole owner of all right, title and interest in and to the N-Viro IP and all goodwill associated therewith.  HHE shall not at any time do or suffer to be done any act, or permit any omission, which would impair N-Viro's proprietary rights in and to the N-Viro IP, including, but not limited to, asserting any claim of ownership of, or any claim to, the N-Viro IP or any goodwill or reputation associated therewith.  HHE shall not use or register any trademarks, trade dress, service marks, taglines, slogans, logos, trade names, copyrights, brands or other proprietary designation for use on any goods or services which would be substantially or confusingly similar to the N-Viro IP.

(c) Infringement.  HHE shall assist N-Viro to the extent reasonably necessary to protect, enforce and maintain N-Viro's intellectual property rights in the N-Viro IP, including, but not limited to, giving prompt notice to N-Viro of any known or potential infringement of the N-Viro IP and cooperating with N-Viro in preparing and executing any documents necessary to enforce N-Viro's rights therein.

(d) IP Ownership.  Any and all inventions, conceptions, processes, discoveries, improvements, patent rights, letter patents, programs, copyrights, trademarks, trade names and applications therefore relating to the N-Viro IP from the development, construction, manufacture and operation of one or more Facilities in China and/or Asia hereunder, and any and all rights and interest in, to and under the same, that are conceived, made, acquired, or possessed by HHE, alone or with other Affiliates, during the term of this Agreement or at any time thereafter shall become the exclusive property of N-Viro and shall at all times and for all purposes be regarded as acquired and held by HHE in a fiduciary capacity for the sole benefit of N-Viro, and the HHE hereby assigns and agrees to assign the same to N-Viro.

(e) Confidentiality.  "Proprietary Information" shall mean all textual and graphic documents, all concept, engineering or patent drawings, and all research, engineering, financial and market data which are disclosed hereunder.  Any other information disclosed in oral, electronic, or visual form shall also be considered Proprietary Information.  Each party shall preserve in confidence and prevent any disclosure of such Proprietary Information to any third party without the written authorization of the disclosing party, using as a minimum in doing so the same degree of care the receiving party uses to restrict disclosure of its own information that it considers proprietary or confidential.  Each party shall disclose Proprietary Information to only those of its employees which need to know same for the uses permitted thereof under this Agreement and with the appropriate individual nondisclosure agreement.  The terms of this Section 1.2(e) shall survive the expiration and/or termination of this Agreement.

ARTICLE 2

DEVELOPMENT OF FACILTIES IN CHINA

Section 2.1 Consent to Development.  N-Viro consents to HHE's development of potential facilities in China and elsewhere as agreed between the parties hereto.  HHE shall with the appropriate assistance and involvement of N-Viro, assume all necessary aspects of developing one or more facilities in China utilizing the N -Viro Process.

Section 2.2 Further Agreement.  It is understood that the development efforts contemplated hereby are intended to lead to definitive agreements with third parties for the development, financing, construction and operation of new facilities operating the N-Viro Process.  All terms relating to ownership between HHE, N-Viro and any third party in an appropriate joint venture shall be negotiated in said definitive agreement that relates to each particular facility.  The parties agree that they will cooperatively establish any and all arrangements between them, including financial and ownership terms to facilitate the mutual development contemplated hereby.

ARTICLE 3

NOTICE PROVISIONS

Any and all notices required to be delivered by the provisions of this Agreement shall be personally delivered, mailed by expedited delivery service, mailed by certified mail with return receipt requested, sent by electronic delivery, or sent by facsimile (provided the sender confirms the electronic delivery or facsimile by sending an original confirmation copy thereof by certified mail or expedited delivery service within three business days after transmission thereof) to the respective parties at the addresses listed below unless and until a different address has been designated by written notice to the other party.

Notices To N-Viro:

N-Viro International Corporation

2254 Centennial Road

Toledo, Ohio 43617

Attn: President/CEO

Notices To HHE:

Hong Heng Energy (HK) Co., Ltd.

21th Floor 88  Dongshui Road

Fuzhou Fujian PRC

Attn:  Vice President

ARTICLE 4

INDEPENDENT CONTRACTOR

Section 4.1 Independent Contractor.  The parties agree that HHE is an independent contractor, this Agreement does not create a fiduciary relationship between them, and nothing in this Agreement is intended to designate either party as a general agent, legal representative, subsidiary, joint venture, partner, employee, or servant of the other for any purpose whatsoever.

(a) During the Term and after the Term with respect to Facilities that are developed under this Agreement, HHE shall hold itself out to the public as an independent contractor authorized to represent N-Viro in developing Facilities under this Agreement.

(b) The parties agree that nothing in this Agreement authorizes HHE to make any contract, agreement, warranty, or representation on N-Viro's behalf, or to incur any debt or other obligation in N-Viro's name; and that N-Viro shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall N-Viro be liable by reason of any act or omission of HHE or for any claim or judgment arising therefrom against HHE.

Section 4.2 Survival.  The terms of this Article 4 shall survive the termination, expiration, or any transfer of this Development Agreement.

ARTICLE 5

DISPUTE RESOLUTION

Section 5.1 Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Ohio, United States of America, without regard to choice of laws or conflict of laws provisions thereof that would require the application of the laws of any other jurisdiction.

Section 5.2 Submission to Jurisdiction; Venue; Waiver of Trial by Jury.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any United States Federal court or state court sitting in Lucas County, in the State of Ohio, over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby  Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1 Severability.  Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible and legally enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be part of this Agreement.

Section 6.2 No Benefit.  Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than HHE, N-Viro, and their respective officers, directors, managers and employees, and such of their respective successors and assigns as may be contemplated herein, any rights or remedies under or by reason of this Agreement.

Section 6.3 Captions.  All captions in this Agreement are intended solely for the convenience of the parties and none shall be deemed to affect the meaning or construction of any provision hereof.

Section 6.4 Gender.  All references herein to the masculine, feminine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable, and vice versa.

Section 6.5 Multiple Counterparts.  This Agreement may be executed in one or more counterparts and each counterpart copy so executed shall be deemed an original.

Section 6.6 Entire Agreement.  This Agreement, and any attachments hereto, constitute the entire, full, and complete agreement between N-Viro and HHE concerning the subject matter hereof and shall supersede all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers in writing.

Section 6.7 Termination.  This Agreement may be terminated at any time:

(a) by N-Viro, if HHE fails to adequately perform under any of its obligations in this Agreement, or by thirty (30) days written notice.

(b) by HHE, if N-Viro defaults under any of its obligations in this Agreement, or by thirty (30) days written notice.

(c) by the mutual written consent of N-Viro and HHE.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

N-VIRO INTERNATIONAL CORPORATION

By:

/s/ Timothy R. Kasmoch

Name:

Timothy Kasmoch

Title:

CEO/President

HONG HENG ENERGY (HK) CO., LTD.

By:

/s/ Frank H. Zheng

Name:

Frank H. Zheng

Title:

Vice President

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